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                                                                   EXHIBIT 23.01



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-63871) and (333-46916) of our reports dated March 2, 2001, except for Notes 3 and 8, which are as of March 29, 2001, relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                              BDO SEIDMAN, LLP

Washington, D.C.
March 30, 2001